Exhibit 10.6

AUTHORIZED PARTICIPANT AGREEMENT

AUTHORIZED PARTICIPANT AGREEMENT (this “Agreement”) dated as of [Date] among (i) [Authorized Participant Entity Name] a corporation organized under the laws of Delaware (the “Authorized Participant”), (ii) the Bitwise 10 Crypto Index Fund, a Delaware statutory trust (the “Trust”) created pursuant to the First Amended and Restated Declaration of Trust (the “Trust Agreement”), and (iii) Bitwise Investment Advisers, LLC, a Delaware limited liability company in its capacity as sponsor of the Trust (in such capacity, the “Sponsor”). This Agreement is further acknowledged by Bank of New York Mellon, a New York banking corporation in its capacity as transfer agent to the Trust (“Transfer Agent”).

R E C I T A L S

A. Pursuant to the provisions of the Trust Agreement, the Trust may from time to time issue or redeem equity securities representing an interest in the assets of the Trust (“Shares”), in each case only in aggregate amounts of 10,000 Shares (such aggregate amount, a “Basket”, which amount may be modified in the future), and integral multiples thereof, and only in transactions with a party who, at the time of the transaction, shall have signed and in effect an Authorized Participant Agreement with such Trust.

B. [Authorized Participant Name] has requested to become an “Authorized Participant” with respect to the Trust (as such term is defined in the Trust Agreement), and the Sponsor and the Trust have agreed to such request.

NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties, hereto, intending to be legally bound, agree as follows:

Section 1. Procedures. The Authorized Participant will purchase or redeem Baskets of Shares of the Trust in compliance with the Trust Agreement as supplemented by the Creation and Redemption Procedures attached to this Agreement as Schedule 1 (such procedures, as the same may be amended or modified from time to time in compliance with the provisions hereof and thereof, the “Procedures”), using either (i) the form attached thereto as Annex I (a “Purchase Order”, in the case of an order to purchase one or more Baskets of Shares issued by a specified Trust and a “Redemption Order”, in case of an order to redeem one or more Baskets of Shares issued by a specified Trust) or (ii) through the Trust’s electronic order entry system, as such may be made available and constituted from time to time, the use of which shall be subject to the terms and conditions attached thereto as Annex II. All Purchase Orders and Redemption Orders (collectively, “Orders”) shall be placed and executed in accordance with the Trust Agreement as supplemented by the Procedures. Capitalized terms used in this Agreement and not otherwise defined herein have the meaning ascribed to them in the Procedures. The Trust is not registered as an investment company under the Investment Company Act of 1940, as amended.

Notwithstanding the Procedures, the Authorized Participant shall not be liable for any failure or delay in making Delivery of portfolio digital assets (the “Digital Assets”) in respect of an Order (a “Digital Asset Delivery Failure”). Should a Digital Asset Delivery Failure occur, the relevant Order shall be cancelled and any delivered Digital Assets, cash, shares or other consideration shall be returned to the Authorized Participant or the Intermediary, as applicable.

Section 2. Incorporation of Standard Terms. The Standard Terms attached hereto as Schedule 2 are hereby incorporated by reference into, and made a part of, this Agreement.

Section 3. Conflicts Rules. In case of any inconsistency between the provisions of this Agreement and the Trust Agreement, the provisions of such Trust Agreement shall control, provided however that, pursuant to Section 1 of this Agreement, Authorized Participant shall not be liable for an Digital Asset Delivery Failure. In case of inconsistency between the provisions incorporated by reference into this Agreement pursuant to Section 2 above and any other provision of this Agreement, the latter will control.

Section 4. Authorized Representatives. Pursuant to Section 2.01 of the Standard Terms, attached hereto as Schedule 3 is a certificate listing the Authorized Representatives of the Authorized Participant.

Section 5. Additional Covenants. The Authorized Participant covenants and agrees:

(a) to use commercially reasonable efforts to ensure that any Delivery of applicable Digital Assets to the Custodian, or any withdrawal of applicable Digital Assets from the Trust, in connection with an In-Kind Purchase Order or In-Kind Redemption Order placed by the Authorized Participant will take place only through the Custodian and that any Delivery of cash to the Transfer Agent or withdrawal of cash in connection with a Cash Purchase Order or Cash Redemption Order placed by the Authorized Participant will take place only through the Transfer Agent.

(b) Promptly upon written demand therefore (accompanied by such reasonable evidence as the Authorized Participant may request), to reimburse the Trust or the Custodian the amount of any taxes (including value added taxes) that may be imposed on the Trust or the Custodian in connection with any Delivery of Digital Assets by or on behalf of the Authorized Participant or the Authorized Participant Client (as defined in the Procedures) to the Custodian (in the case of a Purchase Order placed by the Authorized Participant), or any Delivery of Digital Assets to or for the account of the Authorized Participant or the Authorized Participant Client (in the case of a Redemption Order placed by the Authorized Participant).

(c) In the event that the Authorized Participant uses an intermediary (“Intermediary”) to facilitate Delivery of Digital Assets to the Custodian for the Authorized Participant or an Authorized Participant Client (in the case of a Purchase Order placed by the Authorized Participant), or any Delivery of Digital Assets to or for the account of the Authorized Participant or an Authorized Participant Client (in the case of a Redemption Order placed by the Authorized Participant), that (i) such Intermediary shall be identified to the Trust and the Sponsor and (ii) Authorized Participant shall instruct such Intermediary to take commercially reasonable steps to comply with the terms of this Agreement and the Procedures and shall supply the Intermediary with a copy of this Agreement and the Procedures.

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Section 6. Notices. Except as otherwise specifically provided in the Procedures, all notices required or permitted to be given pursuant hereto shall be given in writing and delivered by personal delivery, overnight courier or by postage prepaid registered or certified United States first class mail, return receipt requested, or by email (with a confirming copy by mail) addressed as follows:

(i)	If to the Trust:

Attn: Paul Fusaro

250 Montgomery Street, Suite 200

Telephone: (203) 539-9393

Email: teddy@bitwiseinvestments.com

(ii)	If to the Sponsor: same as above

(iii)	If to the Authorized Participant:

[Authorized Participant notice address and contact information]

(iv)	If to the Transfer Agent:

Bank of New York Mellon

Attn: ETF Services

240 Greenwich Street

New York, NY 10286

Telephone: (844) 545-1258

Email: bnymetforderdesk@bnymellon.com

or such other address as any of the parties hereto shall have communicated in writing to the remaining parties in compliance with the provisions hereof.

Section 7. Effectiveness, Termination and Amendment. This Agreement shall become effective upon execution and delivery by each of the parties hereto. This Agreement may be terminated at any time by any party upon sixty days prior written notice to the other parties and may be terminated earlier by the Trust or the Sponsor at any time on the event of a breach by the Authorized Participant of any provision of this Agreement (including the Standard Terms incorporated by Section 2 hereof) or the Procedures. This Agreement shall terminate immediately upon termination of the Trust. This Agreement, along with any other agreement or instrument delivered pursuant to this Agreement, supersedes any prior agreement between or among the parties concerning the matters governed hereby. This Agreement may be amended by the Sponsor from time to time without the consent of the Authorized Participant or any Beneficial Owner by the following procedure: the Sponsor will email and mail a copy of the amendment to the Authorized Participant in compliance with the notice provisions of this Agreement; if the Authorized Participant does not object in writing to the amendment within fifteen (15) Business Days after receipt of the proposed amendment, the amendment will become part of this Agreement in accordance with its terms. Titles and section headings in this Agreement (and in the Standard Terms incorporated by Section 2 hereof and the Procedures) are included solely for convenient reference and are not a part of this Agreement.

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Section 8. Governing Law. This Agreement and all the transactions hereunder shall be governed by and interpreted in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable New York conflict law principles) as to all matters including matters of validity, construction, effect, performance and remedies. The parties irrevocably submit to the exclusive jurisdiction of any New York State or United States Federal court sitting in New York City, Borough of Manhattan over any suit, action or proceeding arising out of, or relating to, this Agreement, or any action taken or omitted hereunder, and waives any claim of forum non conveniens and any objections to the laying of venue. EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

Section 9. Assignment. No party to this Agreement shall assign any rights, or delegate the performance of any obligations, arising hereunder without the prior written consent of the other parties hereto, which shall not be unreasonably withheld; provided, that any entity into which a party hereto may be merged or converted, or with which it may be consolidated, or any entity resulting from any merger, consolidation or conversion to which a party hereunder shall be a party, shall be the successor of such party hereto. The party resulting from any such merger, conversion, consolidation or succession shall promptly notify the other parties hereto of the change. Any purported assignment or delegation in violation of these provisions shall be null and void.

Section 10. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

Section 11. Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

[Signatures Follow on Next Page]

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IN WITNESS WHEREOF, the parties hereto have executed this Authorized Participant Agreement as of the date set forth above.

BITWISE 10 CRYPTO INDEX FUND,

By: BITWISE INVESTMENT ADVISERS, LLC, solely in its capacity as Sponsor of the
Bitwise 10 Crypto Index Fund

By:
Name:	Paul Fusaro
Title:	Chief Operating Officer
Date:

BITWISE INVESTMENT ADVISERS, LLC

By:
Name:	Paul Fusaro
Title:	Chief Operating Officer
Date:

[Authorized Participant Name]

By:
Name:
Title:
Date:

By:
Name:
Title:
Date:

Acknowledged by:

BANK OF NEW YORK MELLON

By:
Name:
Title:
Date:

Signature page to Authorized Participant Agreement

SCHEDULE 1- CREATION AND REDEMPTION PROCEDURES

TABLE OF CONTENTS

Page
ARTICLE I DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
Section 1.01. Definitions	1
Section 1.02. Interpretation	5

ARTICLE II CREATION PROCEDURES
Section 2.01. Initial Creation of Shares	6
Section 2.02. Subsequent Creation of Shares	6
Section 2.03. Provenance of Digital Asset Deposits	9

ARTICLE III REDEMPTION PROCEDURES
Section 3.01. Redemption of Shares	10

ANNEX I TO CREATION AND REDEMPTION PROCEDURES
Creation/Redemption Order Form	A-1
ANNEX II TO CREATION AND REDEMPTION PROCEDURES
Order Entry System Terms and Conditions	A-3

CREATION AND REDEMPTION PROCEDURES

Adopted by the Sponsor and Trust (each as defined below) as of [Date], 2025

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01. Definitions. For purposes of these Procedures, and the Standard Terms incorporated by reference into the Authorized Participant Agreement to which these Procedures are attached, unless the context otherwise requires, the following terms will have the following meanings:

“1933 Act” means the U.S. Securities Act of 1933, as amended.

“Affiliate” shall have the meaning given to it by Rule 501(b) under the 1933 Act.

“AP Indemnified Party” shall have the meaning ascribed to such term in Section 6.01.a of the Standard Terms.

“Authorized Participant” shall have the meaning ascribed to the term in the introductory paragraph of the Authorized Participant Agreement.

“Authorized Participant Agreement” shall mean each Authorized Participant Agreement among the Authorized Participant, the Trust and the Sponsor into which these Creation and Redemption Procedures are attached as Schedule 1 and the Standard Terms and Conditions attached as Schedule 2 shall have been incorporated by reference.

“Authorized Participant Client” means any party on whose behalf the Authorized Participant acts in connection with an Order (whether a customer or otherwise).

“Authorized Representative” shall mean, with respect to an Authorized Participant, each individual who, pursuant to the provisions of the Authorized Participant Agreement between such Authorized Participant, the Sponsor, and the Trust, has the power and authority to act on behalf of the Authorized Participant in connection with the placement of Purchase Orders or Redemption Orders and is in possession of the personal identification number (PIN) assigned by the Transfer Agent for use in any communications regarding Purchase or Redemption Orders on behalf of such Authorized Participant.

“Basket” means a block of 10,000 Shares.

“Basket Amount” shall mean the number of each of the Digital Assets to be delivered by an Authorized Participant, for its own account or for the account of an Authorized Participant Client, in connection with an In-Kind Purchase Order.

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“Beneficial Owner” shall have the meaning given to it by Rule 16a-1(a)(2) of the Securities Exchange Act of 1934.

“Bitcoin” shall mean the cryptocurrency that is the native unit of account of the Bitcoin Network, as determined by the Sponsor in accordance with the Prospectus and which is identified in the Prospectus and on the Trust’s website.

“Bitcoin Benchmark Price” means the U.S. dollar price of one bitcoin as determined by the CME CF Bitcoin Reference Rate – New York Variant or such other means as determined the Sponsor in accordance with the Prospectus and which is identified on the Trust’s website.

“Bitcoin Network” shall mean the peer-to-peer cryptographic network commonly accepted as “Bitcoin” and for which Bitcoin is the native unit of account.

“Digital Assets” shall mean the digital assets comprising the portfolio of the Fund, including Bitcoin and Ether, as determined by the Sponsor in accordance with the Prospectus and which is identified in the Prospectus and/or on the Trust’s website.

“Digital Assets Network” shall mean the relevant peer-to-peer cryptographic network commonly accepted for the relevant digital asset and for which such digital asset is the native unit of account.

“Ether” shall mean the cryptocurrency that is the native unit of account of the Ethereum Network, as determined by the Sponsor in accordance with the Prospectus and which is identified in the Prospectus and on the Trust’s website.

“Ether Benchmark Price” means the U.S. dollar price of one Ether as determined by the CME CF Ethereum Reference Rate – New York Variant or such other means as determined the Sponsor in accordance with the Prospectus and which is identified on the Trust’s website.

“Ethereum Network” shall mean the peer-to-peer cryptographic network commonly accepted as “Ethereum” and for which Ether is the native unit of account.

“Business Day” shall mean, if and as applicable, (i) each day the exchange on which the relevant Shares trade is open for regular trading, and/or (ii) a New York Business Day

“Cash Purchase Order” shall mean a Purchase Order whereby the Authorized Participant or the Authorized Participant Client, through the Authorized Participant, as agent, shall deliver cash (U.S. dollars, in immediately available funds) in exchange for Shares.

“Cash Redemption Order” shall mean a Redemption Order whereby the Authorized Participant or the Authorized Participant Client, through the Authorized Participant, as agent, shall receive U.S. dollars (in immediately available funds) in exchange for its delivery of Shares.

“Creation” means the process that begins when an Authorized Participant first indicates to the Transfer Agent its intention or an Authorized Participant Client’s intention to purchase one or more Baskets pursuant to these Procedures and concludes with the issuance by the Trust and Delivery to such Authorized Participant or, through the Authorized Participant, to such Authorized Participant Client of the corresponding number of the Trust’s Shares.

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“Creation and Redemption Line” shall mean a telephone number designated as such by the Transfer Agent and specified in Annex I of the Procedures or otherwise communicated to each Authorized Participant in compliance with the notice provisions of the Authorized Participant Agreement.

“Custodial Account” shall mean the Digital Asset accounts established by the Trust with the Custodian pursuant to the Custodian Agreement.

“Custodian” shall mean Coinbase Custody Trust Company LLC, in its capacity as custodian under the Custodian Agreement and any successor thereto or additional or other custodian appointed in compliance with the provisions of the Trust Agreement and relevant Custodian Agreement.

“Custodian Agreement” shall mean the applicable Custodian Agreement by and between the Trust and the Custodian.

“Delivery” shall mean a delivery of Digital Assets, Shares or U.S. dollars, as applicable; provided, in the case of a delivery of Digital Assets, that Delivery is deemed to have occurred upon the transaction or transactions appearing on the public blockchain of the relevant Digital Assets’ Network, as applicable; provided further, that if the block on the Digital Assets Network, as applicable, containing the Delivery transaction is “orphaned”, reversed, or otherwise not confirmed consistent with the normal operation of the relevant Digital Assets Network, then Delivery shall be deemed not to have occurred despite any initial confirmation of the Delivery on the relevant Digital Assets Network, as applicable.

“Depositor” shall mean any Authorized Participant or Authorized Participant Client, through an Authorized Participant, that deposits (or causes the deposit of) Digital Assets or cash into the Trust, either for its own account or on behalf of another Person that is the owner or beneficial owner of that Digital Assets or cash.

“Deposit Property” means any Digital Assets, as applicable, in the case of an In-Kind Purchase Order, or cash (U.S. dollars, in immediately available funds), in the case of a Cash Purchase Order, which must be transferred by the Authorized Participant to the Trust in exchange for Shares.

“DTC” shall mean The Depository Trust Company, its nominees and their respective successors.

“FINRA” means the Financial Industry Regulatory Authority.

“In-Kind Purchase Order” shall mean a Purchase Order whereby the Authorized Participant or Authorized Participant Client, through the Authorized Participant, as agent, shall deliver Digital Assets as applicable, in exchange for Shares.

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“In-Kind Redemption Order” shall mean a Redemption Order whereby the Authorized Participant or Authorized Participant Client, through the Authorized Participant, as agent, shall receive Digital Assets, as applicable, in exchange for its delivery of Shares.

“Initial Creation” shall mean the initial creation of Shares pursuant to the provisions of Section 2.01 hereof.

“New York Business Day” shall mean a day (other than a Saturday, Sunday or a public holiday in New York) on which commercial banks generally are open for the transaction of business in New York.

“Order” shall have the meaning ascribed to it in Section 1 of the Authorized Participant Agreement.

“Order Cutoff Time” shall mean the time by which a Purchase Order or Redemption Order must be placed with the Transfer Agent to be deemed received on a particular Business Day. For In-Kind Purchase Orders and In-Kind Redemption Orders, the Order Cutoff Time is 3:59:59 p.m. (New York time) on any Business Day. For Cash Purchase Orders or Cash Redemption Orders, the Order Cutoff Time is 1:59:59 p.m. (New York time) on any Business Day unless the Sponsor determines, in its sole discretion, to designate an earlier Order Cutoff Time, in which case such alternative Order Cutoff Time shall be communicated by the Sponsor to the Authorized Participant in writing by 9:29:29 am (New York time) on any Business Day.

“Order Date” shall mean the Business Day upon which a Purchase Order or Redemption Order shall be deemed to be “accepted” by the Transfer Agent.

“Person” shall mean any natural person or any limited liability company, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Procedures” shall have the meaning ascribed to it in Section 1 of the Authorized Participant Agreement.

“Prospectus” or “Prospectuses” means the current prospectus for the Shares of the relevant Trust included in its effective registration statement for such Shares (the “Registration Statement”), as supplemented or amended from time to time.

“Purchase Order” shall have the meaning ascribed to it in Section 1 of the Authorized Participant Agreement.

“Redemption Order” shall have the meaning ascribed to it in Section 1 of the Authorized Participant Agreement.

“Required Cash Amount” shall mean an amount of U.S. dollars equal to the Basket Amount multiplied by the Benchmark Price on any Order Date plus any transaction costs or less any transaction costs, in the case of a Purchase Order or Redemption Order, respectively.

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“Shares” means Shares issued by the Trust pursuant to the provisions of the Trust Agreement and as registered with the SEC under the 1933 Act.

“Sponsor” shall mean Bitwise Investment Advisers, LLC, a Delaware limited liability company.

“Sponsor Indemnified Party” shall have the meaning ascribed to such term in Section 6.01.b of the Standard Terms.

“Transfer Agent” shall mean Bank of New York Mellon, a New York banking corporation, in its capacity as transfer agent of the Trust, and any successor thereto in compliance with the provisions thereof.

“Trustee” shall mean Delaware Trust Company, a Delaware trust company, in its capacity as Trustee under the Trust Agreement, and any successor thereto in compliance with the provisions thereof.

“Trust” means the Bitwise 10 Crypto Index Fund, a Delaware statutory trust.

“Trust Agreement” shall have the meanings ascribed to them in the introductory paragraph of the Authorized Participant Agreement.

Section 1.02. Interpretation. In these Procedures:

Unless otherwise indicated, all references to Sections, clauses, paragraphs, schedules or exhibits, are to Sections, clauses, paragraphs, schedules or exhibits in or to these Procedures.

To the extent that term(s) defined in Section 1.01 apply to the Trust and the Trust has not commenced operations as of any relevant date, such term(s) shall not be operative and any provisions relating to the Trust and its Shares contained in the Authorized Participant Agreement shall have no effect until such Trust commences operations and the Trust Agreement and applicable Custodian Agreement have been executed and delivered whereupon such terms and provisions shall become automatically operative and effective without any further action by the parties to the Authorized Participant Agreement.

The words “hereof”, “herein”, “hereunder” and words of similar import shall refer to these Procedures as a whole, and not to any individual provision in which such words may appear.

A reference to any statute, law, decree, rule, regulation or other applicable norm shall be construed as a reference to such statute, law, decree, rule, regulation or other applicable norm as re-enacted, re-designated or amended from time to time.

A reference to any agreement, instrument or document shall be construed as a reference to such agreement, instrument or document as the same may have been amended from time to time in compliance with the provisions thereof.

Whenever in these Procedures a Person is permitted or required to make a decision or take an action or omit to do any of the foregoing (i) in its “sole and absolute discretion” or “discretion” or that it deems “necessary or appropriate” or “necessary or advisable” or under a similar grant of authority or latitude, such Person will be entitled to consider such interests and factors, including its own interests, as it desires, and will have no duty or obligation to consider any other interests or factors affecting the Trust, any Authorized Participant or any other Person or to seek the consent of any Person, and shall not be subject to any other or different standards imposed by the Procedures, the Trust Agreement, any other agreement contemplated hereby, under any law, rule or regulation or in equity or (ii) with an express standard of behavior (including, without limitation, standards such as “reasonable” or “good faith”), then the Person will comply with such express standard and will not be subject to any other or different standard.

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ARTICLE II

CREATION PROCEDURES

Section 2.01. Initial Creation of Shares. The initial creation of Shares of the Trust will take place in compliance with such procedures as the Transfer Agent, the Sponsor and the initial Depositor may agree.

Section 2.02. Subsequent Creation of Shares. After the Initial Creation, the issuance and Delivery of Shares shall take place only in integral numbers of Baskets in compliance with the following rules:

a. Authorized Participants wishing to acquire from the Trust one or more Baskets shall place a Purchase Order with the Transfer Agent no later than the Order Cutoff Time. Purchase Orders received by the Transfer Agent on or after the Order Cutoff Time on a Business Day shall be considered received at the opening of business on the next Business Day and shall have as their Order Date such next Business Day.

b. For purposes of Section 2.02a. above, a Purchase Order shall be deemed “received” by the Transfer Agent only when either of the following has occurred no later than the Order Cutoff Time:

(i) Telephone/fax Order — An Authorized Representative shall have placed a telephone call to the Trust’s Creation and Redemption Line and has received an Order Number from the Transfer Agent for insertion in the Purchase Order, or

(ii) Web-based Order — An Authorized Representative shall have accessed the Trust’s online services (nexen.bnymellon.com), and informed the Transfer Agent that the Authorized Participant wishes to place a Purchase Order for a specified number of Baskets and, in the case of a telephone order, within 30 minutes following such telephone call the Transfer Agent shall have received a properly completed, irrevocable Purchase Order in the form set out in Annex I to these Procedures executed by an Authorized Representative of such Authorized Participant, via facsimile or email at the number or address specified in such Annex I.

c. The Transfer Agent shall provide a written summary to the Sponsor and the Custodian of all accepted Purchase Orders for such Order Date no later than 6:30 p.m. (New York time).

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d. As soon as reasonably practicable following receipt of a properly completed Purchase Order, but not later than 6:30 p.m. (New York time) on the Order Date for such Purchase Order, the Transfer Agent shall send to the Authorized Participant (with copy to the Sponsor and the Custodian, via facsimile or electronic mail message, a copy of the corresponding Purchase Order endorsed “Accepted” by the Transfer Agent and indicating the Basket Amount (in the case of an In-Kind Purchase Order) or Required Cash Amount (in the case of a Cash Purchase Order) that the Authorized Participant shall Deliver (or cause to be Delivered) to the Custodian (in the case of an In-Kind Purchase Order) or Transfer Agent (in the case of a Cash Purchase Order) in respect of each Basket. Prior to the transmission of the Transfer Agent’s acceptance as specified above, a Purchase Order will only represent the Authorized Participant’s unilateral offer to Deliver, or cause to be Delivered, the Basket Amount or Required Cash Amount, as applicable, in exchange for Baskets of Shares and will have no binding effect upon the Trust or any other party. Following the transmission of the Transfer Agent’s acceptance as specified above, a Purchase Order will be a binding agreement among the Trust and the Authorized Participant for the Creation and purchase of Baskets of Shares and the deposit of the Basket Amount or Required Cash Amount pursuant to the terms of the Purchase Order and these Procedures unless cancelled, including due to a Digital Asset Delivery Failure. If a Purchase Order is rejected, the Transfer Agent shall send to the Authorized Participant (with copy to the Custodian), via facsimile or electronic mail message, as soon as reasonably practicable, but not later than 6:30 p.m. (New York time) on the Order Date for such Purchase Order, a copy of the corresponding Purchase Order endorsed “Declined” by the Transfer Agent and indicating the reason. The preceding sentence notwithstanding, Purchase Orders received before the Order Cutoff Time for an Order Date and not accepted by the Transfer Agent by 6:30 p.m. (New York time) on the Order Date shall be deemed cancelled. A Purchase Order which is not accepted by the Transfer Agent and is determined by the Transfer Agent not to be properly completed will be deemed invalid and rejected by the Transfer Agent; the Authorized Participant may submit a corrected Purchase Order within the time period specified in Section 1.09 of the Standard Terms.

e. Each Purchase Order shall settle on the Business Day following the Order Date. For In-Kind Purchase Orders, the Basket Amount corresponding to each Basket must be Delivered to the Custodial Account no later than 3:00 p.m. (New York time) on the Business Day following the Order Date; provided, however, the Sponsor may, in its sole discretion, extend such deadline to accommodate delays or disruptions on, as applicable, any relevant Digital Assets Network For Cash Purchase Orders, although the Required Cash Amount corresponding to each Basket must be deposited with the Transfer Agent no later than 3:00 p.m. (New York time) on the Business Day following the Order Date. If after extension of the deadline for Delivery for more than 10 Business Days from the originally scheduled settlement date, the Purchase Order shall be deemed cancelled and the Trust shall return the Required Cash Amount and all other consideration and Deposit Payments received in respect to such Purchase Order.

f. For In-Kind Purchase Orders, the Custodian shall advise the Sponsor in writing of the Deliveries made to the Custodial Account in connection with each In-Kind Purchase Order. For Cash Purchase Orders, the Transfer Agent shall advise the Sponsor in writing of the Required Cash Amount deposits made to the Transfer Agent in connection with each Cash Purchase Order.

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g. On the Business Day following the Order Date corresponding to a Purchase Order, or on such earlier date and time as the Sponsor in its absolute discretion may agree with the Authorized Participant, the Trust shall issue the aggregate number of Shares corresponding to the number of Baskets ordered by the Authorized Participant and Deliver them, by credit to the account at DTC which the Authorized Participant shall have identified for such purpose in its Purchase Order, provided that, on the date such issuance and Delivery is to take place:

(i) in the case of an In-Kind Purchase Order, the Custodian shall have reported in writing to the Sponsor, and the Sponsor shall have reported to the Transfer Agent that the Basket Amount has been Delivered to the Custodial Account in compliance with the provisions of Section 2.02e. above and the Authorized Participant shall have paid the Transfer Agent the per order transaction fee; or

(ii) in the case of a Cash Purchase Order, the Authorized Participant shall have paid the Transfer Agent the Required Cash Amount and a per order transaction fee.

h. In all other cases, the Trust shall issue the aggregate number of Shares corresponding to the number of Baskets ordered by the Authorized Participant and deliver them by credit to the account at DTC which the Authorized Participant shall have identified for such purpose in its Purchase Order on the Business Day following the date on which the conditions set forth in either clause (i) or (ii) of Section 2.02g. above shall have been met. In the event that on the Business Day following the Order Date of a Purchase Order, in the case of an In-Kind Purchase Order, the Basket Amount shall not have been Delivered to the Custodial Account, or, in the case of a Cash Purchase Order, the Required Cash Amount shall not have been Delivered to Transfer Agent, in compliance with the provisions of section 2.02e. above, the Sponsor shall notify the Authorized Participant of such failure and the Authorized Participant shall have two (2) Business Days to correct such failure. If such failure is not cured within such two (2) Business Day period, the Sponsor shall direct the Transfer Agent to cancel such Purchase Order and will send via electronic mail message notice of such cancellation to the Authorized Participant and the Custodian, and the Authorized Participant will be solely responsible for all direct, reasonable costs incurred by the Trust, the Transfer Agent, the Sponsor or the Custodian related to the cancelled Order and shall reimburse such Persons for the same to the extent paid by such Persons subject to the prompt return to the Authorized Participant or Intermediary, as applicable, of all cash, Digital Assets and shares delivered to the Trust or its service providers in connection with the cancelled Order; provided, for the avoidance of doubt, that any obligation of an Authorized Participant to bear costs pursuant to this sentence shall not affect such Authorized Participant’s indemnification obligations and limitation of liability under these Procedures.

i. The foregoing provisions notwithstanding, the Authorized Participant shall not be liable (including for costs) resulting from any failure or delay to Deliver any portion of a Deposit Payment and none of the Trust, the Sponsor, the Transfer Agent or the Custodian shall be liable for any failure or delay in making Delivery of Shares or any Digital Assets, as applicable, in respect of a Purchase Order arising from nuclear fission or fusion, radioactivity, war, terrorist event, invasion, insurrection, civil commotion, riot, strike, act of government, public authority, public service or utility problems, power outages resulting in telephone, telecopy, internet and computer failures, act of God such as fires, floods, extreme weather conditions, pandemics, market conditions or activities causing trading halts, delays, systems failures involving computer, network, blockchain or other information systems affecting the Trust, the Transfer Agent, the Sponsor or the Custodian and similar extraordinary events beyond their control. In the event of any such delay, the time to complete Delivery in respect of a Purchase Order will be extended for a period equal to that during which the inability to perform continues.

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j. Except as provided in Sections 2.02d., 2.02f. and 2.02h., none of the Trust, the Transfer Agent, the Sponsor, or the Custodian are under any duty to give notification of any defects or irregularities in any Purchase Order or the delivery of the Basket Amount or Required Cash Amount, as applicable, and shall not incur any liability for the failure to give any such notification.

k. Purchase Orders may be rejected under the circumstances specified in the applicable Prospectus.

Section 2.03. Provenance of Digital Asset Deposits.

a. Authorized Participant represents and warrants that any Digital Asset it Delivers (or causes to be Delivered) to the Custodial Account in connection with an In-Kind Purchase Order shall:

(i) be Delivered free and clear of any lien, pledge, encumbrance, right, charge or claim;

(ii) not have been acquired by the Authorized Participant or any Intermediary facilitating such delivery as part of an employee compensation plan or held by such Authorized Participant or Intermediary as inventory in the ordinary course of business;

(iii) be Delivered by a Person duly authorized by the Authorized Participant to make such deposit; and

(iv) be Delivered by it or another Person that or who has been vetted by the Authorized Participant pursuant to policies and procedures reasonably designed to ensure that the Digital Asset was not be derived from, or related to, any activity that is deemed criminal under the United States law, including anti-corruption laws, anti-bribery laws, OFAC regulations or otherwise.

b. Authorized Participant shall cooperate, and use its reasonable efforts to cause any Intermediary facilitating delivery of the relevant Digital Asset on its behalf to cooperate, with the Sponsor and the Transfer Agent in respect of any reasonable request for information regarding such the Authorized Participant’s or Authorized Participant Client’s (as applicable) cost basis in such Digital Asset.

c. Authorized Participant acknowledges that the Sponsor or the Transfer Agent may, but is not required to, facilitate a compliance review relating to the applicable Digital Asset Delivered to the Custodial Account in connection with a Purchase Order and, to the extent that such compliance review results in an inquiry in respect of the provenance of such Digital Asset, the Sponsor or Transfer Agent may make inquiries of the Authorized Participant or reject such deposit of such Digital Asset.

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ARTICLE III

REDEMPTION PROCEDURES

Section 3.01. Redemption of Shares. Redemption of Shares shall take place only in integral numbers of Baskets in compliance with the following rules:

a. Authorized Participants wishing to redeem one or more Baskets on their own behalf or for an Authorized Participant Client shall place a Redemption Order with the Transfer Agent no later than the Order Cutoff Time on any Business Day. Redemption Orders received by the Transfer Agent on or after the Order Cutoff Time on any Business Day shall be considered received at the opening of business on the next Business Day and shall have as their Order Date such next Business Day.

b. For purposes of Section 3.01a. above, a Redemption Order shall be deemed “received” by the Transfer Agent only when either of the following has occurred no later than the Order Cutoff Time:

(i) Telephone/fax Order — An Authorized Representative shall have placed a telephone call to the Trust’s Creation and Redemption Line and has received an Order Number from the Transfer Agent for insertion in the Redemption Order, or

(ii) Web-based Order — An Authorized Representative shall have accessed the Trust’s online services (nexen.bnymellon.com) and informed the Transfer Agent that the Authorized Participant wishes to place a Redemption Order for a specified number of Baskets for itself or for an Authorized Participant Client and, in the case of a telephone order, within 30 minutes following such telephone call the Transfer Agent shall have received a duly completed, irrevocable Redemption Order in the form set out in Annex I to these Procedures executed by an Authorized Representative of such Authorized Participant, via facsimile at the number specified in such Annex I.

c. The Transfer Agent shall provide a written summary to the Sponsor and the Custodian of all accepted Redemption Orders for such Order Date no later than 6:30 p.m. (New York time).

d. Upon receipt of a properly completed Redemption Order, the Transfer Agent shall send to the Authorized Participant (with copy to the Custodian), via facsimile or electronic mail message, as soon as reasonably practicable, but not later than 6:30 p.m. (New York time) on the Order Date for such Redemption Order a copy of the corresponding Redemption Order endorsed “Accepted” by the Transfer Agent and, in the case of an In-Kind Redemption Order, indicating the Basket Amount that the Custodian shall Deliver to the Authorized Participant (or its Authorized Participant Client), or in the case of a Cash Redemption Order, the Required Cash Amount that the Transfer Agent shall deliver to the Authorized Participant, in respect of each Basket being redeemed.

e.  ~~The Transfer Agent shall on the Business Day following the Order Date of a Redemption Order confirm in writing to the Sponsor that the Authorized Participant has Delivered to the Trust’s account at DTC the total number of Shares to be redeemed by such Authorized Participant pursuant to such Redemption Order and has paid the Transfer Agent a per order transaction fee in the published amount.~~

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Provided that the Sponsor has received written confirmation from the Transfer Agent that the conditions set forth in Section 3.01e. above have been satisfied, the Sponsor shall, on the same Business Day: (1) in the case of an In-Kind Redemption Order, Deliver, through the Custodian, the Basket Amount specified in the communication sent in compliance with Section 3.01d. above, to the relevant Digital Asset Network address indicated by the Authorized Participant for itself or the Authorized Participant Client in its Redemption Order; or (2) in the case of a Cash Redemption Order, the Transfer Agent shall distribute to the Authorized Participant or the Authorized Participant Client, in accordance with the instructions of the Authorized Participant, the Required Cash Amount. In the case of an In-Kind Redemption Order, the relevant Digital Asset Network address indicated by the redeeming Authorized Participant shall be properly formatted and in the control of the Authorized Participant or its Authorized Participant Client for receipt of Digital Assets, as applicable. As between the Trust, Transfer Agent, Sponsor and Custodian, on the one hand, and the Authorized Participant (and the Authorized Participant Client and any of their agents, intermediaries or designees) on the other hand, the Authorized Participant (on its behalf and on behalf of the Authorized Participant Client) shall be solely responsible for delivery to the Transfer Agent of the correct Digital Assets Network address for receipt of the Basket Amount. Having caused such Delivery, the Custodian shall send written confirmation thereof to the Sponsor, and the Sponsor shall deliver to the Transfer Agent who shall then cancel the Shares so redeemed.

f. In all other cases involving an In-Kind Redemption Order, Delivery must be completed by the Custodian as soon as, in the reasonable judgment of the Custodian, it is practicable following receipt of written confirmation from the Transfer Agent that the conditions set forth in clauses (i) and (ii) of Section 3.01e. above have been satisfied.

g. The foregoing provisions notwithstanding, none of the Authorized Participant, the Trust, the Transfer Agent, the Sponsor, or the Custodian shall be liable for any failure or delay in making Delivery of Digital Assets or the Required Cash Amount or the Shares in respect of a Redemption Order arising from nuclear fission or fusion, radioactivity, war, terrorist event, invasion, insurrection, civil commotion, riot, strike, act of government, public authority, public service or utility problems, power outages resulting in telephone, telecopy and computer failures, act of God such as fires, floods, extreme weather conditions, pandemics, market conditions or activities causing trading halts, delays, systems failures involving computer, network, blockchain or other information systems affecting the Trust, the Transfer Agent, the Sponsor or the Custodian and similar extraordinary events beyond any of their control. Notwithstanding the foregoing, the Trust, Transfer Agent, Sponsor and Custodian shall be responsible for malfunctions in the operations of their and their designee’s systems and operations within their reasonable control. Each of the Trust, Transfer Agent, Sponsor and Custodian agrees to maintain its systems and controls in good repair and to maintain at all times reasonable cyber security software and other protections against misappropriation, misuse, destruction or corruption of information and data relating to the Authorized Participant and any Authorized Participant Client. Furthermore, the Trust, the Transfer Agent, the Sponsor or the Custodian shall not be liable to the Authorized Participant or vice versa for any delay or cancellation of a Redemption Order due to a technical or security issue relating to the any Digital Assets Network or the Custodian’s security system or a hard fork of any Digital Assets Network. In the event of any such delay, the time to complete Delivery in respect of a Redemption Order will be extended for a period equal to that during which the inability to perform continues.

h. In the event that on the Business Day following the Order Date of a Redemption Order, the Trust’s account at DTC shall not have been credited with the total number of Shares corresponding to the total number of Baskets to be redeemed pursuant to such Redemption Order the Sponsor shall notify the Authorized Participant of such failure and the Authorized Participant shall have two (2) Business Days to correct such failure. If such failure is not cured within such two (2) Business Day period, the Sponsor shall direct the Transfer Agent to cancel such Redemption Order and will send electronic mail message notice of such cancellation to the Authorized Participant and the Custodian, and the Authorized Participant will be solely responsible for all direct, reasonable costs incurred by the Trust, the Transfer Agent, the Sponsor or the Custodian related to the cancelled Redemption Order unless the cause of the failure of the Trust’s account at DTC to be credited was caused by the gross negligence or willful misconduct of the Trust, the Sponsor, the Transfer Agent or the Custodian, including, without limitation, provision of inaccurate settlement instructions, in which case, the entity that provided the inaccurate instructions shall be liable for all costs actually incurred resulting from the cancelled Redemption Order.

i. Upon cancellation of an Order, all Deposit Payments Delivered by the Authorized Participant or Intermediary to the Trust or any service provider to the Trust shall be returned.

j. The redemption of Shares may be suspended or rejected under the circumstances specified in the applicable Prospectus.

[Signatures Follow on Next Page]

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IN WITNESS WHEREOF, the Trust, the Sponsor and the Transfer Agent have executed these Creation and Redemption Procedures as of the date set forth above.

BITWISE 10 CRYPTO INDEX FUND

By: BITWISE INVESTMENT ADVISERS, LLC, solely in its capacity as Sponsor of the
Bitwise 10 Crypto Index Fund

By:
Name:	Paul Fusaro
Title:	Chief Operating Officer

BITWISE INVESTMENT ADVISERS, LLC

By:
Name:	Paul Fusaro
Title:	Chief Operating Officer

THE BANK OF NEW YORK MELLON, in its capacity as Transfer Agent

By:
Name:
Title:

Signature page to Creation and Redemption Procedures

ANNEX I TO CREATION AND REDEMPTION PROCEDURES

BITWISE 10 CRYPTO INDEX FUND

CREATION/REDEMPTION ORDER FORM

CONTACT INFORMATION FOR ORDER EXECUTION:

Telephone order number:                                      Fax order number:

Authorized Participant must complete all items in Part 1. The Transfer Agent in its discretion may reject any order not submitted in proper form.

I. TO BE COMPLETED BY AUTHORIZED PARTICIPANT:

Date: ____________________________	Time: ________________________________________
Broker Name: ______________________	Authorized Participant Firm Name: __________________
DTC Participant Number: _____________	Fax Number: ___________________________________
Telephone Number: _________________	Symbol: ______________________________________

Type of order (Check Creation or Redemption and Cash or In-Kind please)

Creation: ____________________________	Redemption: ____________________________
Cash: ____________________________	In-Kind: ____________________________

# of Creation Units:__________________ Number of Creation Units written out: _____________________

Order # ____________________

If utilizing an Intermediary to facilitate delivery of Digital Assets or the receipt of Digital Assets, please identify:

Digital Asset to be delivered or received: ______________________

Intermediary Name: __________________ Contact Person Name: __________________

Telephone Number: __________________ Email: ___________________________________

Digital Assets Network Address for each Digital Asset receipt/delivery:_______________________________________

This Purchase or Redemption Order is subject to the terms and conditions of the Trust Agreement of the Shares of the Trust as currently in effect and the Authorized Participant Agreement between the Authorized Participant, the Trust and the Sponsor. All representations and warranties of the Authorized Participant set forth in such Trust Agreement (including, if this is a Purchase Order, the representations in the Authorized Participant Agreement are incorporated herein by reference and are true and accurate as of the date hereof.

The undersigned does hereby certify as of the date set forth below that he/she is an Authorized Representative under the Authorized Participant Agreement and that he/she is authorized to deliver this Purchase or Redemption Order to the Transfer Agent on behalf of the Authorized Participant. The Authorized Participant acknowledges and agrees that (1) once accepted by the Transfer Agent, this Purchase or Redemption Order will become a legally binding contract for the delivery by the Authorized Participant of the Basket Amount per Basket for a Purchase Order, or the number of Baskets for a Redemption Order, indicated above, and that the final Basket Amount will be announced at the conclusion of the trading day and, (2) any taxes incurred in connection with this transaction will be the responsibility of, and will be reimbursed upon demand from the Trust, the Transfer Agent, the Sponsor or the Custodian by, the Authorized Participant if required pursuant to the Authorized Participant Agreement.

____________________________________	______________________
Authorized Representative’s Signature	Date

II. TO BE COMPLETED BY TRANSFER AGENT:

This certifies that the above order has been:

______________________ Accepted by the Transfer Agent

______________________ Declined-

Reason: _____________________________________

________________________________________

Type of Digital Asset: __________________

Final # of each Digital Asset: _______________

Final # of Shares: _____________________

Final Cash Due to Transfer Agent _______________

Date	Time	Authorized Signature of Transfer Agent

ANNEX II TO CREATION AND REDEMPTION PROCEDURES

ORDER ENTRY SYSTEM TERMS AND CONDITIONS

This Annex II shall govern use by Authorized Participant of the electronic order entry system for placing Purchase Orders and Redemption Orders for Shares (the “System”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in Schedule 1 of the Authorized Participant Agreement. In the event of any conflict between the terms of this Annex II and the main body of the Authorized Participant Agreement with respect to the placing of Purchase Orders and Redemption Orders, the terms of this Annex II shall control.

1. (a) Authorized Participant shall provide to The Bank of New York Mellon a duly executed authorization letter, in a form satisfactory to The Bank of New York Mellon, identifying those authorized persons who will access the System (the “Authorized Persons”). Authorized Participant shall notify The Bank of New York Mellon in writing in the event that any person’s status as an Authorized Person is revoked or terminated as soon as possible, in order to give The Bank of New York Mellon a reasonable opportunity to terminate such Authorized Person’s access to the System.

(b) It is understood and agreed that each Authorized Person shall be designated as an authorized user of Authorized Participant for the purpose of the Authorized Participant Agreement. Upon termination of the Authorized Participant Agreement, the Authorized Participant’s and each Authorized Person’s access rights with respect to System shall be immediately revoked.

2. The Bank of New York Mellon grants to Authorized Participant a personal, nontransferable and nonexclusive license to use the System solely for the purpose of transmitting Purchase Orders and Redemption Orders and otherwise communicating with The Bank of New York Mellon in connection with the same. Authorized Participant shall use the System solely for its own internal and proper business purposes. Except as set forth herein, no license or right of any kind is granted to Authorized Participant with respect to the System. Authorized Participant acknowledges that The Bank of New York Mellon and its suppliers retain and have title and exclusive proprietary rights to the System. Authorized Participant further acknowledges that all or a part of the System may be copyrighted or trademarked (or a registration or claim made therefor) by The Bank of New York Mellon or its suppliers. Authorized Participant shall not take any action with respect to the System inconsistent with the foregoing acknowledgments. Authorized Participant may not copy, distribute, sell, lease or provide, directly or indirectly, the System or any portion thereof to any other person or entity without The Bank of New York Mellon’s prior written consent. Authorized Participant may not remove any statutory copyright notice or other notice included in the System. Authorized Participant shall reproduce any such notice on any reproduction of any portion of the System and shall add any statutory copyright notice or other notice upon The Bank of New York Mellon’s request. The Bank of New York Mellon agrees to maintain its System in good repair and to maintain at all times robust cyber security software and protections to prevent unauthorized access, destruction, corruption or misuse of the information submitted by Authorized Participant through the System.

3. (a) Authorized Participant acknowledges that any user manuals or other documentation (whether in hard copy or electronic form) (collectively, the “Material”), which is delivered or made available to Authorized Participant regarding the System is the exclusive and confidential property of The Bank of New York Mellon. Authorized Participant shall keep the Material confidential by using the same care and discretion that Authorized Participant uses with respect to its own confidential property and trade secrets, but in no event less than reasonable care. Authorized Participant may make such copies of the Material as is reasonably necessary for Authorized Participant to use the System and shall reproduce The Bank of New York Mellon’s proprietary markings on any such copy. The foregoing shall not in any way be deemed to affect the copyright status of any of the Material which may be copyrighted and shall apply to all Material whether or not copyrighted. THE BANK OF NEW YORK MELLON AND ITS SUPPLIERS MAKE NO WARRANTIES, EXPRESS OR IMPLIED, CONCERNING THE MATERIAL OR ANY PRODUCT OR SERVICE, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

(b) Upon termination of the Authorized Participant Agreement for any reason, upon the request of The Bank of New York Mellon, Authorized Participant shall return to The Bank of New York Mellon all copies of the Material which is in Authorized Participant’s possession or under its control.

4. Authorized Participant agrees that it shall have sole responsibility for maintaining adequate security and control of the user IDs, passwords and codes for access to the System, which shall not be disclosed to any third party without the prior written consent of The Bank of New York Mellon. The Bank of New York Mellon shall be entitled to rely on the information received by it from the Authorized Participant and The Bank of New York Mellon may assume that all such information was transmitted by or on behalf of an Authorized Person regardless of by whom it was actually transmitted.

5. The Bank of New York Mellon shall have no liability in connection with the use of the System, the access granted to the Authorized Participant and its Authorized Persons hereunder, or any transaction effected or attempted to be effected by the Authorized Participant hereunder, except for damages incurred by the Authorized Participant as a direct result of The Bank of New York Mellon’s gross negligence or willful misconduct or its gross negligence in maintaining the System in good repair and maintaining reasonable cyber security protections, consistent with industry standards. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, IT IS HEREBY AGREED THAT IN NO EVENT SHALL THE BANK OF NEW YORK MELLON OR ANY MANUFACTURER OR SUPPLIER OF EQUIPMENT, SOFTWARE OR SERVICES BE RESPONSIBLE OR LIABLE FOR ANY SPECIAL, INDIRECT, OR CONSEQUENTIAL DAMAGES WHICH THE AUTHORIZED PARTICIPANT MAY INCUR OR EXPERIENCE BY REASON OF ITS HAVING ENTERED INTO OR RELIED ON THIS AGREEMENT, OR IN CONNECTION WITH THE ACCESS GRANTED TO AUTHORIZED PARTICIPANT HEREUNDER, OR ANY TRANSACTION EFFECTED OR ATTEMPTED TO BE EFFECTED BY AUTHORIZED PARTICIPANT HEREUNDER, EVEN IF THE BANK OF NEW YORK MELLON OR SUCH MANUFACTURER OR SUPPLIER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, NOR SHALL THE BANK OF NEW YORK MELLON OR ANY SUCH MANUFACTURER OR SUPPLIER BE LIABLE FOR ACTS OF GOD, MACHINE OR COMPUTER BREAKDOWN OR MALFUNCTION, INTERRUPTION OR MALFUNCTION OF COMMUNICATION FACILITIES, LABOR DIFFICULTIES OR ANY OTHER SIMILAR OR DISSIMILAR CAUSE BEYOND SUCH PERSON’S REASONABLE CONTROL.

6. The Bank of New York Mellon reserves the right to revoke Authorized Participant’s access to the System immediately and without notice upon any breach by the Authorized Participant of the terms and conditions of this Annex II.

7. The Bank of New York Mellon shall acknowledge through the System its receipt of each Purchase Order or Redemption Order communicated through the System, and in the absence of such acknowledgment The Bank of New York Mellon shall not be liable for any failure to act in accordance with such orders and Authorized Participant may not claim that such Purchase Order or Redemption Order was received by The Bank of New York Mellon. The Bank of New York Mellon may in its discretion decline to act upon any instructions or communications that are insufficient or incomplete or are not received by The Bank of New York Mellon in sufficient time for The Bank of New York Mellon to act upon, or in accordance with such instructions or communications.

8. Authorized Participant agrees to use reasonable efforts to prevent the transmission through the System of any software or file which contains any viruses, worms, harmful component or corrupted data and agrees not to use any device, software, or routine to interfere or attempt to interfere with the proper working of the Systems.

9. Authorized Participant acknowledges and agrees that encryption may not be available for every communication through the System, or for all data. Authorized Participant agrees that The Bank of New York Mellon may deactivate any encryption features at any time, without notice or liability to Authorized Participant, for the purpose of maintaining, repairing or troubleshooting its systems.

SCHEDULE 2- STANDARD TERMS

STANDARD TERMS FOR AUTHORIZED PARTICIPANT AGREEMENTS (the “Standard Terms”) agreed to as of [Date], 2025 by and between [Name of Authorized Participant]. (the “Authorized Participant”), Bitwise 10 Crypto Index Fund (the “Trust”), The Bank of New York Mellon, a New York banking corporation (the “Transfer Agent”), and Bitwise Investment Advisers, LLC, a Delaware limited liability company (the “Sponsor”).

ARTICLE I

ORDERS FOR PURCHASE AND REDEMPTION

Section 1.01. Authorization to Purchase and Redeem Baskets. Subject to the provisions of the Authorized Participant Agreement, during the term of the Authorized Participant Agreement the Authorized Participant will be authorized to purchase and redeem Baskets of Shares in compliance with the provisions of the relevant Prospectus.

Section 1.02. Procedures for Orders. Each party hereto agrees to comply with the provisions of the relevant Prospectus the Procedures, and these Standard Terms to the extent applicable to it.

Section 1.03. Consent to Recording. The phone lines or chat software used by the Transfer Agent, the Sponsor and/or their affiliated persons may be recorded, and the Authorized Participant hereby consents to the recording of all calls or chats with any of those parties. In the event that the Transfer Agent, the Sponsor or any of their affiliated persons becomes legally compelled to disclose to any third party any recording involving communications with the Authorized Participant, the Sponsor agrees to provide the Authorized Participant with reasonable advance written notice identifying the recordings to be so disclosed unless prohibited by applicable rule, regulatory request, law or order, together with copies of such recordings, so that the Authorized Participant may seek a protective order or other appropriate remedy with respect to the recordings or waive its right to do so. In the event that such protective order or other remedy is not obtained or the Authorized Participant waives its right to seek such protective order or remedy, the Sponsor will use commercially reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the recorded conversation. The Transfer Agent, the Sponsor or any of their affiliated persons shall not otherwise disclose to any third party any recording involving communications with the Authorized Participant without the Authorized Participant’s express written consent, except the Transfer Agent and the Sponsor may disclose to any regulatory or self- regulatory organization, to the extent requested or required by applicable rule or law, any recording involving communications with the Authorized Participant.

Section 1.04. Irrevocability; Cancellation. The Authorized Participant agrees that delivery to the Transfer Agent of an Order shall be irrevocable; provided that the Trust will reject any Order that is not properly completed. In the event that the purchase or redemption of Baskets is suspended by the Transfer Agent or the Sponsor or a Force Majeure event (defined below) occurs so that such purchase or redemption becomes impossible or impractical and such suspension or Force Majeure event affects any Order submitted by the Authorized Participant, the Transfer Agent or Sponsor, as applicable, will promptly notify the Authorized Participant of such suspension. In such case, the Sponsor agrees to undertake commercially reasonable efforts to accommodate any request by the Authorized Participant to cancel a previously placed Order. The parties agree such cancellation will not result in any liability to either the Authorized Participant or the Trust or Sponsor for buy-in costs, consequential damages or other losses, provided that, in the event the cancellation was caused by a failure to Deliver a Deposit Payment by the Authorized Participant or any person represented by it, then the Authorized Participant shall be responsible for paying to the Trust direct, reasonable costs incurred due to the failure in Delivery.

Section 1.05. Costs and Expenses. The Authorized Participant shall be responsible for the expenses and costs incurred by the Trust that can be directly attributable to Orders submitted by the Authorized Participant other than ordinary course expenses and costs which are reimbursed through payment of the fee contemplated in Section 2.02(g) of the Procedures or expenses or costs incurred due to the gross negligence or willful malfeasance of the Trust or any service provider to the Trust. The Transfer Agent or the Sponsor shall provide the Authorized Participant with reasonably detailed information relating to such expenses and costs (as well as those described above in connection with cancellation of an Order) upon request by the Authorized Participant.

Section 1.06. Delivery of Property to the Trust and Shares Surrendered for Redemption. The Authorized Participant understands and agrees that in the event Deposit Property is not transferred to the Trust by the time specified for the Purchase Order, or Shares are not delivered to the Trust by the time specified for the Redemption Order and, in each such case, in compliance with the Procedures and the relevant Prospectus, the Purchase Order or Redemption Order will be cancelled by the Transfer Agent and the Authorized Participant will be solely responsible for all direct, reasonable costs incurred by the Trust, the Transfer Agent, the Sponsor or the Custodian related to the cancelled Order (excluding any costs incurred to replace the Order with another authorized participant, hedging costs or any incidental or consequential damages). The Authorized Participant will not, however, be responsible for costs incurred by the Trust, the Transfer Agent, the Sponsor, or the Custodian related to cancelled Orders where the failure to transfer Deposit Property to the Trust is due to the gross negligence, bad faith, or reckless or willful misconduct of the Transfer Agent, the Sponsor, or the Custodian. The foregoing provisions notwithstanding, the Authorized Participant shall not be liable for any failure or delay in making Delivery of Deposit Property in respect of a Purchase Order or for any failure or delay in surrendering Shares for redemption arising from nuclear fission or fusion, radioactivity, war, terrorist event, invasion, insurrection, civil commotion, riot, strike, act of government, public authority, public service or utility problems, power outages resulting in telephone, telecopy and computer failures, acts of God, such as fires, floods, extreme weather conditions, pandemic market conditions or activities causing trading halts, delays systems failures involving computer, network, blockchain or other information systems affecting the Authorized Participant, or similar extraordinary events beyond the Authorized Participant’s control (a “Force Majeure event”). Furthermore, the Authorized Participant shall not be liable for any failure or delay in making Delivery of Deposit Property that results from the Custodian halting deposits or the Authorized Participant or any person represented by the Authorized Participant being unable to (or reasonably determining that it should not, for security or illegality reasons, attempt) Deliver Digital Assets due to a technical or security issue relating to, as applicable, each Digital Assets Network or a hard fork of any Digital Assets Network. In the event of any such delays, the time to complete Delivery in respect of a Purchase Order or Redemption Order will be extended for a period equal to that during which the inability to perform continues; provided that the Order shall be deemed cancelled on the first Business Day occurring after an extension has continued for ten Business Days. The Trust, the Transfer Agent, and the Sponsor agree, upon cancellation of an Order, promptly to return or cause to be returned to the Authorized Participant all Deposit Payments and other assets Delivered by the Authorized Participant or any person represented by the Authorized Participant in connection with the cancelled Order to the Authorized Participant or, in the case of Digital Assets, to return such Digital Assets to the account or wallet address of the Authorized Participant Client or other person represented by the Authorized Participant in connection with such Order.

Section 1.07. Title to Deposit Property and Shares Surrendered for Redemption. The Authorized Participant represents and warrants to the Trust, the Transfer Agent and the Sponsor, on behalf of itself and as to each Authorized Participant Client, as applicable, that:

a. in connection with each Purchase Order, the Authorized Participant or the Authorized Participant Client, as applicable, will have the right and authority to transfer to the Trust the corresponding Deposit Property, and that upon delivery of such Deposit Property to the Custodian or Transfer Agent, as applicable, in accordance with the Procedures, the Trust will acquire good and unencumbered title to such property, free and clear of all liens, charges, duties imposed on the transfer of assets and encumbrances and not subject to any adverse claims or transferability restrictions, whether arising by operation of law or otherwise; and

b. in connection with a Redemption Order, the Authorized Participant or the Authorized Participant Client, as applicable, will have the right and authority to surrender to the Trust for redemption the corresponding Shares, and upon such surrender the Trust will acquire good and unencumbered title to such Shares, free and clear of all liens, charges, duties imposed on the transfer of assets and encumbrances and not subject to any adverse claims, transferability restrictions (whether arising by operation of law or otherwise), loan, pledge, repurchase or securities lending agreements or other arrangements which, under such circumstances, would preclude the delivery of such Shares to the Trust on the settlement date for the Order Date.

Section 1.08. Certain Payments or Distributions.

a. With respect to any Purchase Order, the Transfer Agent acknowledges and agrees to return to the Authorized Participant or any Authorized Participant Client for which it is acting any payment, distribution or other amount paid to the Trust in respect of any Deposit Property transferred to the Trust that, based on the valuation of such Deposit Property at the time of transfer, should have been paid to the Authorized Participant or any Authorized Participant Client. Likewise, the Authorized Participant acknowledges and agrees to return to the Trust any payment, distribution or other amount paid to the Authorized Participant or any Authorized Participant Client in respect of any Deposit Property transferred to the Trust that, based on the valuation of such Deposit Property at the time of transfer, should have been paid to the Trust.

b. With respect to any Redemption Order, the Authorized Participant on behalf of itself and any Authorized Participant Client acknowledges and agrees to return to the Trust any payment, distribution or other amount paid to it or an Authorized Participant Client in respect of any property transferred to the Authorized Participant or any Authorized Participant Client that, based on the valuation of such property at the time of transfer, should have been paid to the Trust. The Trust is entitled to reduce the amount of any property due to the Authorized Participant or any Authorized Participant Client by an amount equal to any payment, distribution or other sum to be paid to the Authorized Participant or to the Authorized Participant Client in respect of any property transferred to the Authorized Participant or any Authorized Participant Client that, based on the valuation of such property at the time of transfer, should be paid to the Trust. If, however, the Trust so reduces an amount of any property appropriately due to the Authorized Participant, the Authorized Participant shall not be required to return to the Trust payments, distributions or other amounts equal to such reduction that has been paid to the Authorized Participant or the Authorized Participant Client as is contemplated in the first sentence of this Section 1.08(b). Likewise, the Trust acknowledges and agrees to return to the Authorized Participant or any Authorized Participant Client any payment, distribution or other amount paid to it in respect of any Shares transferred to the Trust that, based on the valuation of such Shares at the time of transfer, should have been paid to the Authorized Participant or such Authorized Participant Client.

Section 1.09. Ambiguous Instructions. In the event that a Purchase Order or Redemption Order contains terms that differ from the information provided in the related telephone call, chat or email transmission, the Transfer Agent will attempt to contact the Authorized Participant to request confirmation of the terms of the order at the telephone number indicated in the Purchase Order or Redemption Order. If an Authorized Representative confirms the terms as they appear in the Purchase Order or Redemption Order, then the order will be accepted and processed. If an Authorized Representative contradicts the terms of the Purchase Order or Redemption Order, the order will be deemed invalid, and a corrected Purchase Order or Redemption Order must be received by the Transfer Agent not later than the earlier of (i) within fifteen (15) minutes of such contact with the Authorized Representative or (ii) thirty (30) minutes after the Order Cutoff Time. For the avoidance of doubt, notwithstanding the invalidation of the initial Purchase Order or Redemption Order pursuant to this paragraph, a Purchase Order or Redemption Order that is otherwise in proper form shall be deemed submitted at the time of its initial submission for purposes of determining when orders are deemed “received.” If the Transfer Agent is not able to contact an Authorized Person, then the Purchase Order or Redemption Order shall be accepted and processed in accordance with its terms notwithstanding any inconsistency from the terms of the telephone information. In the event that a Purchase Order or Redemption Order contains terms that are illegible, the submission will be deemed invalid and the Transfer Agent will attempt to contact the Authorized Participant to request retransmission. A corrected Purchase Order or Redemption Order must be received by the Transfer Agent, as applicable, not later than the earlier of (i) within fifteen (15) minutes of such contact with the Authorized Participant or (ii) thirty (30) minutes after the Order Cutoff Time.

ARTICLE II

AUTHORIZED REPRESENTATIVES

Section 2.01. Certification. Concurrently with the execution of the Authorized Participant Agreement, the Authorized Participant shall deliver to the Transfer Agent a certificate in a form as attached at Schedule 3 to the Authorized Participant Agreement (an “Authorized Representative Certificate”) signed by the Authorized Participant’s Secretary or other duly authorized person setting forth the names, signatures, e-mail addresses and telephone and facsimile numbers of all persons authorized to give instructions relating to any activity contemplated hereby or any other notice, request or instruction on behalf of the Authorized Participant (each an “Authorized Representative”). Such certificate may be accepted and relied upon by the Transfer Agent as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until (i) receipt by the Transfer Agent of a superseding Authorized Representative Certificate, or (ii) termination of the Authorized Participant Agreement. After such Authorized Representative Certificate is accepted by the Transfer Agent, the Authorized Participant may authorize additional Authorized Representatives to give instructions relating to any activity contemplated hereby or any other notice, request or instruction on behalf of the Authorized Participant by delivering to the Transfer Agent an addendum to the certificate described above.

Section 2.02. PIN Numbers. The Transfer Agent shall issue to each Authorized Participant a unique personal identification number (“PIN Number”) by which such Authorized Participant shall be identified and instructions issued by the Authorized Participant shall be authenticated. The PIN Number shall be kept confidential and only provided to Authorized Representatives. The Authorized Participant may revoke the PIN Number at any time upon written notice to the Transfer Agent, and the Authorized Participant shall be responsible for doing so in the event that it becomes aware that an unauthorized person has received access to its PIN Number or has or intends to use the PIN Number in an unauthorized manner. Upon receipt of such written request, the Transfer Agent shall promptly de-activate the PIN Number. If an Authorized Participant’s PIN Number is changed, the new PIN Number will become effective on a date mutually agreed upon by the Authorized Participant and the Transfer Agent. Except as otherwise provided in these Standard Terms, the Authorized Participant agrees that, absent the Transfer Agent’s fraud, gross negligence, bad faith or reckless or willful misconduct in failing to cancel the PIN Number promptly following a written request to do so from the Authorized Participant or the termination of the Authorized Participant Agreement, none of the Trust, the Sponsor, the Transfer Agent or the Custodian shall be liable for losses incurred by the Authorized Participant as a result of unauthorized use of the Authorized Participant’s PIN Number prior to the time when the Authorized Participant provides reasonable prior notice to the Transfer Agent of the termination or revocation of authority pursuant to Section 2.03 and the Transfer Agent has de-activated the PIN Number as provided for in this paragraph.

Section 2.03. Termination of Authority. Upon the termination or revocation of authority of an Authorized Representative by the Authorized Participant, the Authorized Participant shall (i) promptly give written notice of such fact to the Transfer Agent and such notice shall be effective upon receipt by the Transfer Agent; and (ii) request a new PIN Number. The Transfer Agent shall promptly de-activate the PIN Number upon receipt of such written notice.

Section 2.04. Verification. The Transfer Agent may assume that all instructions issued to it using the Authorized Participant’s PIN Number have been properly placed by Authorized Representatives, unless the Transfer Agent has actual knowledge to the contrary or the Authorized Participant has revoked its PIN Number. The Transfer Agent shall have no duty to verify that an Order is being placed by an Authorized Representative that uses a valid PIN Number. The Authorized Participant agrees that the Transfer Agent shall not be responsible, absent the Transfer Agent’s fraud, gross negligence, bad faith or reckless or willful misconduct, for any losses incurred by the Authorized Participant as a result of an Authorized Representative identifying himself or herself as a different Authorized Representative or an unauthorized person identifying himself or herself as an Authorized Representative, unless the Transfer Agent previously received from the Authorized Participant written notice to revoke its PIN Number.

ARTICLE III

AUTHORIZED PARTICIPANT REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 3.01. Entity Status. The Authorized Participant hereby represents, covenants and warrants that it has all requisite authority, whether arising under applicable federal or state law, the rules and regulations of any self-regulatory organization to which it is subject, or its certificate of incorporation, formation or limited liability company operating agreement or other organizational document, as the case may be, to enter into the Authorized Participant Agreement and to discharge the duties and obligations apportioned to it in accordance with the terms hereof.

Section 3.02. Outstanding Legal Matters. The Authorized Participant hereby represents, covenants and warrants that there are no actions, grievances, proceedings (including, without limitation, arbitration proceedings), orders, inquiries or claims pending, or to the Authorized Participant’s knowledge, threatened against or affecting it or any broker or employee (in his or her capacity as such) by the Securities and Exchange Commission, FINRA or any other self-regulatory organization that would affect the Authorized Participant’s ability to fulfill its obligations under the Authorized Participant Agreement.

Section 3.03. Compliance with Certain Laws. The Authorized Participant represents and warrants that it shall act in a manner consistent with the instructions of the Trust and materially comply with all applicable laws, including, without limitation, securities laws of each jurisdiction in which the Authorized Participant proposes to carry on the business contemplated by this Agreement. The Authorized Participant’s responsibility to the Trust is solely contractual in nature, the Authorized Participant has been retained solely to act as an agent for submission of Creation Orders and Redemption Orders by other persons and no fiduciary, advisory, distribution or underwriting or placement agency relationship between the Trust and the Authorized Participant has been created.

Section 3.04. Clearing Status. The Authorized Participant represents, covenants and warrants that, as of the date of execution of the Authorized Participant Agreement, and at all times during the term of the Authorized Participant Agreement, the Authorized Participant is and will be entitled to use the clearing and settlement services of each of the national or international clearing and settlement organizations through which, in compliance with the Procedures, the transactions contemplated hereby will clear and settle. Any change in the foregoing status of the Authorized Participant shall terminate the Authorized Participant Agreement and the Authorized Participant shall give prompt written notice thereof to the Transfer Agent.

Section 3.05. Broker-Dealer Status. The Authorized Participant represents and warrants that it is registered as a broker-dealer under the 1934 Act, and is a member in good standing of FINRA. The Authorized Participant will maintain any such registrations, qualifications and membership in good standing, or, if applicable, exempt status, in full force and effect throughout the term of this Agreement. In carrying out its responsibilities hereunder, the Authorized Participant will comply with all applicable United States federal laws, the laws of the states or other jurisdictions concerned, and the rules and regulations promulgated thereunder, and with the Constitution, By-Laws and Conduct Rules of FINRA and shall not offer or sell Shares in any state or jurisdiction where the Sponsor has disclosed to the Authorized Participant they may not lawfully be offered and/or sold.

Section 3.06. Digital Asset Custody. The Authorized Participant hereby represents, covenants and warrants that the Intermediary and/or the Authorized Participant Client with which the Trust will transact in connection with In-Kind Purchase Orders or In-Kind Redemption Orders maintains a wallet or wallets from a reputable Digital Asset wallet software provider, or with a third party provider of applicable Digital Asset wallets. If there is any change in the foregoing, the Authorized Participant shall give immediate notice to the Sponsor of such event.

Section 3.07. [Reserved].

Section 3.08. Foreign Status. If the Authorized Participant is offering and selling Shares in jurisdictions outside the several states, territories and possessions of the United States and is not otherwise required to be registered, qualified, or a member of FINRA as set forth in the preceding paragraph, the Authorized Participant nevertheless represents and warrants that it shall observe the applicable laws of the jurisdiction in which such offer and/or sale is made and to conduct its business in accordance with the FINRA Conduct Rules, to the extent the foregoing relates to the Authorized Participant’s transactions in, and activities with respect to, Shares in such jurisdiction.

Section 3.09. Compliance with U.S.A PATRIOT Act. The Authorized Participant represents and warrants that it and each Authorized Participant Client has adopted and maintains policies and procedures reasonably designed to ensure that is in compliance with the money laundering and related provisions of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”), and the regulations promulgated thereunder, if the Authorized Participant is subject to the requirements of the USA PATRIOT Act. If there is any change in the foregoing, the Authorized Participant shall give immediate notice to the Sponsor of such event.

Section 3.10. Money Laundering and Similar Activities. The Authorized Participant represents and warrants that, in carrying out its responsibilities hereunder, it shall act in a manner consistent with all applicable laws concerning money laundering to which it is subject. In furtherance of such efforts, the Authorized Participant shall maintain policies and procedures reasonably designed to ensure, with respect to any prospective investor in Shares contacted by the Authorized Participant’s or that contacts the Authorized Participant that: (i) none of the Digital Assets, cash or any other property that would be paid to or through the Authorized Participant in connection with an investment in the Trust, would be derived from, or related to, any activity that is deemed criminal under the United States law or any other applicable law, including anti- corruption laws, anti-bribery laws, OFAC regulations or otherwise; and (ii) no contribution or payment to the Authorized Participant in connection with an investment in the Trust by such prospective investor would cause the Trust or the Sponsor to be in violation of the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001.

Section 3.11. Authorized Participant Status. The Authorized Participant understands and acknowledges that the method by which Baskets of Shares will be created and traded may raise certain issues under applicable securities laws. For example, because new Baskets of Shares may be issued and sold by the Trust on an ongoing basis, at any point a “distribution”, as such term is used in the 1933 Act, may occur. The Authorized Participant should consult with its own counsel in connection with entering into this Agreement and submitting a Purchase Order or Redemption Order.

Section 3.12. Authorized Participant Clients. The Authorized Participant represents and warrants that it will not place a Redemption Order for the purpose of redeeming Baskets of the Trust on behalf of an Authorized Participant Client unless it first ascertains that the Authorized Participant Client owns outright or has arranged to borrow and has full legal authority and legal and beneficial right to tender for redemption the Baskets to be redeemed and to receive the Basket Amount or Required Cash Amount, as applicable, associated with such redemption.

ARTICLE IV

ROLE OF AUTHORIZED PARTICIPANT

Section 4.01. No Agency. The Authorized Participant acknowledges and agrees that for all purposes of the Authorized Participant Agreement, the Authorized Participant will have no authority to act as agent for the Trust or the Transfer Agent in any matter or in any respect. The Authorized Participant agrees to make itself and its employees available, upon reasonable request and no more frequently than once quarterly, during normal business hours to consult with the Transfer Agent, the Sponsor or their designees concerning the performance of the Authorized Participant’s responsibilities under the Authorized Participant Agreement, including, without limitation, the manner in which the Authorized Participant shall cause the delivery or receipt of Digital Assets in connection with a Purchase Order or Redemption Order, respectively; provided, however, that the Authorized Participant shall be under no obligation to divulge or otherwise disclose any information that the Authorized Participant reasonably believes (i) the disclosure of which to third parties is in violation of any applicable law or regulation or is otherwise prohibited, or (ii) is confidential or proprietary in nature.

Section 4.02. Rights and Obligations of DTC Participant. The Authorized Participant, as a DTC Participant, agrees that it shall be bound by all of the obligations of a DTC Participant in addition to any obligations that it undertakes hereunder or in accordance with the Procedures.

Section 4.03. Beneficial Owner Communications. The Authorized Participant agrees (i) subject to any limitations arising under federal or state securities laws relating to privacy, its internal privacy policies, or other obligations it may have to its customers, to assist the Transfer Agent or the Sponsor in determining certain information regarding sales of Shares made by or through the Authorized Participant (including, without limitation, the ownership level of each beneficial owner relating to positions in Shares that the Authorized Participant may hold as record holder) upon the request of the Transfer Agent or the Sponsor that is necessary for the Transfer Agent or Sponsor to comply with their obligations to distribute information to beneficial owners of Shares under applicable state or federal securities laws or (ii) in lieu thereof, and at the option of the Authorized Participant, to forward to such beneficial owners written materials and communications received from the Sponsor or the Transfer Agent in sufficient quantities to allow mailing thereof to such beneficial owners, including notices, annual reports, disclosure or other informational materials and any amendments or supplements thereto that may be required to be sent by the Sponsor or the Transfer Agent to such beneficial owners pursuant applicable law or regulation or otherwise, or that the Sponsor or the Transfer Agent reasonably wishes to distribute to such beneficial owners, in each case at the expense of the Sponsor and/or the Trust.

Section 4.04. Authorized Participant Customer Information. The Sponsor and the Transfer Agent agree that the names and addresses and other information concerning the Authorized Participant’s customers and designees (including without limitation, the Authorized Participant Client) are and shall remain the sole property of the Authorized Participant, and none of the Sponsor, the Trust, or the Transfer Agent, or any of their respective affiliates shall use such names, addresses or other information for any purpose except in connection with the performance of their duties and responsibilities under the Authorized Participant Agreement, the Procedures, the Standard Terms and the applicable Prospectus and except for servicing and informational mailings related to the Trust referred to in Section 4.03 above.

ARTICLE V

MARKETING MATERIALS

Section 5.01. Authorized Participant’s Representation. The Authorized Participant represents, warrants and agrees that, in connection with any sale or solicitation of a sale of Shares, it will not make, or permit any of its representatives to make on its behalf, any representations concerning Shares other than those not inconsistent with the Trust’s then current Prospectus or any promotional materials or sales literature furnished to the Authorized Participant by the Sponsor or by the listing exchange. The Authorized Participant agrees not to furnish or cause to be furnished to any person or display or publish any information or materials relating to Shares (excluding, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs or other similar materials not inconsistent with the Trust’s then current Prospectus and in accordance with applicable laws and regulations, and any materials prepared and used for the Authorized Participant’s internal use only or brokerage communications prepared by the Authorized Participant in the normal course of its business), except such information and materials as may be furnished to the Authorized Participant by the Sponsor and such other information and materials as may be approved in writing by the Sponsor. The Authorized Participant understands that the Trust will not be advertised as offering redeemable securities, and that any advertising materials will prominently disclose that the Shares are not redeemable units of beneficial interest in the Trust. Notwithstanding the foregoing, the Authorized Participant and its Affiliates and representatives may, without the approval of the Sponsor, prepare and circulate in the regular course of their respective businesses, research, reports, marketing materials, sales literature or similar materials that include information, opinions or recommendations relating to Shares (i) for public dissemination, provided that such reports, research, marketing materials, sales literature or other similar materials comply with applicable FINRA rules and (ii) for internal use by the Authorized Participant and its Affiliates and representatives.

Section 5.02. Prospectus. The Sponsor will provide, or cause to be provided, to the Authorized Participant copies of the then current Prospectus and any printed supplemental information in reasonable quantities upon request. The Sponsor will, as promptly as practicable under the circumstances, notify the Authorized Participant when a revised, supplemented or amended Prospectus for the Shares is available, and deliver or otherwise make available to the Authorized Participant copies of such revised, supplemented or amended Prospectus at such time and in such quantities as may be reasonable to permit the Authorized Participant to comply with any obligation the Authorized Participant may have to deliver such Prospectus to its customers, including the Authorized Participant Clients. The Sponsor will make such revised, supplemented or amended Prospectus available to the Authorized Participant no later than its effective date. The Sponsor shall be deemed to have complied with this Section 5.02 when the Authorized Participant has received such revised, supplemented or amended Prospectus by e-mail, in printable form, with such number of hard copies as may be agreed from time to time by the parties promptly thereafter.

ARTICLE VI

INDEMNIFICATION; LIMITATION OF LIABILITY

Section 6.01. Indemnification. The provisions of this Section 6.01 shall survive termination of the Agreement.

a. Subject to any limitation on liability provisions herein, the Authorized Participant shall indemnify and hold harmless the Sponsor, in its capacity as sponsor of the applicable Trust, the Transfer Agent, the Custodian, the Trust and their respective Affiliates, subsidiaries, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each an “AP Indemnified Party”) from and against any loss, liability, cost and expense (including reasonable attorneys’ fees) incurred by such AP Indemnified Party as a result of (i) any material breach by the Authorized Participant of any provision of the Authorized Participant Agreement that relates to the Authorized Participant; (ii) any failure on the part of the Authorized Participant to perform any of its obligations in any material respect or comply, in all material respects, with the procedures set forth in the Authorized Participant Agreement applicable to it; provided, however, in either case the Authorized Participant shall not be required to pay for damages incurred by any AP Indemnified Party as a result of a cancelled Order and the Authorized Participant shall, in respect to a cancelled Order (which is due to failure in delivery or otherwise) be liable solely for reimbursement of direct reasonable costs incurred by such AP Indemnified Party as a result of such cancelled Order; (iii) any failure by the Authorized Participant to comply in all material respects with applicable laws, including rules and regulations of self-regulatory organizations to the extent such laws, rules and regulations are applicable to the transactions being undertaken pursuant to the Authorized Participant Agreement; or (iv) actions of such AP Indemnified Party pursuant to any instructions issued in accordance with the relevant Prospectus, Authorized Participant Agreement, the Procedures, or the Standard Terms reasonably believed by the AP Indemnified Party to be genuine and to have been given by the Authorized Participant except to the extent that the Authorized Participant had previously provided written revocation of a PIN Number used in giving such instructions or representations (where applicable) and such revocation was given by the Authorized Participant and received by the Transfer Agent in accordance with the terms of Section 2.03 hereto. The Authorized Participant shall not be liable under its indemnity agreement contained in this paragraph with respect to any claim made against any AP Indemnified Party unless the AP Indemnified Party shall have notified the Authorized Participant in writing of the claim within a reasonable time (no more than 30 days) after the summons or other first written notification giving information of the nature of the claim was served upon the AP Indemnified Party (or after the AP Indemnified Party shall have received notice of service on any designated agent). However, failure to notify the Authorized Participant of any claim shall not relieve the Authorized Participant from any liability which it may have to any AP Indemnified Party against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph and shall only release it from such liability under this paragraph to the extent it has been materially prejudiced by such failure to give notice. The Authorized Participant shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any claims, but if the Authorized Participant elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to the AP Indemnified Parties in the suit and who shall not, except with consent of the AP Indemnified Parties, be counsel to the Authorized Participant. If the Authorized Participant does not elect to assume the defense of any suit, it will reimburse the AP Indemnified Parties in the suit for the reasonable fees and expenses of any counsel retained by them.

b. The Sponsor hereby agrees to indemnify and hold harmless the Authorized Participant, its Affiliates, subsidiaries, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each a “Sponsor Indemnified Party”) from and against any loss, liability, cost and expense (including reasonable attorneys’ fees) incurred by such Sponsor Indemnified Party as a result of (i) any breach by the Sponsor of any provision of the Authorized Participant Agreement that relates to the Sponsor; (ii) any failure on the part of the Sponsor to perform any of its obligations or comply with the procedures set forth in the Authorized Participant Agreement applicable to it; (iii) any failure on the part of the Sponsor to comply in all material respects with applicable laws, including rules and regulations of self-regulatory organizations to the extent such laws, rules and regulations are applicable to the transactions being undertaken pursuant to the Authorized Participant Agreement; (iv) actions of such Sponsor Indemnified Party pursuant to any instructions issued or representations made in accordance with the relevant Prospectus, Authorized Participant Agreement, the Procedures, or the Standard Terms reasonably believed by the Sponsor Indemnified Party to be genuine and to have been given by the Sponsor; or (v) any untrue statements or omissions made in any promotional material, including, without limitation, the registration statement and the Prospectus covering the Shares or sales literature furnished to the Authorized Participant by the Sponsor or otherwise approved in writing by the Sponsor. The Sponsor shall not be liable under its indemnity agreement contained in this paragraph with respect to any claim made against any Sponsor Indemnified Party unless the Sponsor Indemnified Party shall have notified the Sponsor in writing of the claim within a reasonable time (not more than 30 days) after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Sponsor Indemnified Party (or after the Sponsor Indemnified Party shall have received notice of service on any designated agent). However, failure to notify the Sponsor of any claim shall not relieve the Sponsor from any liability which it may have to any Sponsor Indemnified Party against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph and shall only release it from such liability under this paragraph to the extent it has been materially prejudiced by such failure to give notice. The Sponsor shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any claims, but if the Sponsor elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to the Sponsor Indemnified Parties in the suit and who shall not, except with the consent of the Sponsor Indemnified Parties, be counsel to the Sponsor. If the Sponsor does not elect to assume the defense of any suit, it will reimburse the Sponsor Indemnified Parties in the suit for the reasonable fees and expenses of any counsel retained by them.

c. No indemnifying party, as described in paragraphs (a) and (b) above, shall, without the written consent of the AP Indemnified Party or the Sponsor Indemnified Party, as the case may be, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the AP Indemnified Party or Sponsor Indemnified Party, as the case may be, from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any AP Indemnified Party or Sponsor Indemnified Party, as the case may be.

d. The Authorized Participant shall not be liable to any AP Indemnified Party for any damages arising out of (i) mistakes or errors in data provided in connection with purchase or redemption transactions except for data provided by the Authorized Participant, (ii) mistakes or errors by, or arising out of interruptions or delays of communications with, the Transfer Agent or any AP Indemnified Party or (iii) any failures by the Authorized Participant to the extent resulting from a Force Majeure event.

e. Except with respect to any mistakes or errors in data provided in connection with purchase or redemption transactions provided by the Authorized Participant, the indemnification provided for in Section 6.01(a) shall not apply to the extent any such losses, liabilities, damages, costs and expenses are incurred as a result of any fraud, gross negligence, bad faith or reckless or willful misconduct on the part of an AP Indemnified Party. Except with respect to any mistakes or errors in data provided in connection with purchase or redemption transactions provided by a Sponsor Indemnified Party, the indemnification provided for in Section 6.01(b) shall not apply to the extent any such losses, liabilities, damages, costs and expenses are incurred as a result of any fraud, gross negligence, bad faith or reckless or willful misconduct on the part of a Sponsor Indemnified Party.

f. The indemnity agreements contained in this Section 6.01 shall remain in full force and effect and shall survive any termination of this Agreement.

ARTICLE VII

LIABILITY PROVISIONS

Section 7.01. No Special Damages. In no event shall any Party to these Standard Terms be liable for any special, indirect, incidental, exemplary, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of revenue, loss of actual or anticipated profit, loss of contracts, loss of the use of money, loss of anticipated savings, loss of business, loss of opportunity, loss of market share, loss of goodwill or loss of reputation), even if such parties have been advised if the likelihood of such loss or damages and regardless of the form of action. In no event shall any party be liable for the acts or omissions of DTTC, NSCC or any other securities depository or clearing corporation.

Section 7.02. Force Majeure. No party to these Standard Terms shall be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation: acts of God; earthquakes; fires; floods; wars; civil or military disturbances; terrorism; sabotage; epidemics; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communications service; failures or outages of any networks; accidents; labor disputes; acts of civil or military authority or governmental actions.

Section 7.03. Reliance on Instructions. The Transfer Agent may conclusively rely upon, and shall be fully protected in acting or refraining from acting upon, any communication authorized under these Standard Terms and upon any written or oral instruction, notice, request, direction or consent reasonably believed by it to be genuine.

Section 7.04. Limited Liability. In the absence of fraud, bad faith, gross negligence or willful misconduct on its part, the Transfer Agent, whether acting directly or through agents, affiliates or attorneys, shall not be liable for any action taken, suffered or omitted or for any error of judgment made by it in the performance of its duties hereunder. The Transfer Agent shall not be liable for any error of judgment made in good faith unless in exercising such, it shall have been grossly negligent in ascertaining the pertinent facts necessary to make such judgment. The Transfer Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder, except as may be required as a result of its own fraud, bad faith, gross negligence or willful misconduct.

ARTICLE VIII

MISCELLANEOUS

Section 8.01. Commencement of Trading. The Authorized Participant may not submit an Order prior to the effectiveness of the registration statement, or amendment to the registration statement, filed with the Securities and Exchange Commission and pursuant to which the Authorized Participant is identified as such in the relevant Prospectus.

Section 8.02. Defined Terms. All capitalized terms used in these Standard Terms and not otherwise defined herein shall have the meanings ascribed to such terms in the Authorized Participant Agreement and the Procedures.

[Signatures Follow on Next Page]

IN WITNESS WHEREOF, the Trust, Authorized Participant, the Sponsor and the Transfer Agent have executed these Standard Terms as of the date set forth above.

BITWISE 10 CRYPTO INDEX FUND,

By: BITWISE INVESTMENT ADVISERS, LLC, solely in its capacity as Sponsor of the
Bitwise 10 Crypto Index Fund

By:
Name:	Paul Fusaro
Title:	Chief Operating Officer

BITWISE INVESTMENT ADVISERS, LLC, in its capacity as Sponsor

By:
Name:	Paul Fusaro
Title:	Chief Operating Officer

[Authorized Participant Name] in its capacity as Authorized Participant

By:
Name:
Title:

By:
Name:
Title:

THE BANK OF NEW YORK MELLON, in its capacity as Transfer Agent

By:
Name:
Title:

Signature page to Standard Terms

SCHEDULE 3 : AUTHORIZED REPRESENTATIVES OF THE AUTHORIZED PARTICIPANT

Certificate of Authorized Representatives of the Authorized Participant

The following are the names, titles and signatures of all persons (each an “Authorized Person”) authorized to give instructions relating to any activity contemplated by the Participant Agreement or any other notice, request or instruction on behalf of the Authorized Participant pursuant to the Participant Agreement (as hereinafter defined).

Authorized Participant:	_____________________________________

Name:	Name:

Title:	Title:

Signature:	Signature:

E-mail:	E-mail:

Phone:	Phone:

Name:	Name:

Title:	Title:

Signature:	Signature:

E-mail:	E-mail:

Phone:	Phone:

The undersigned, ______________ [name], ______________ [title] of ______________ [company], does hereby certify that the persons listed above have been duly elected to the offices set forth beneath their names, that they presently hold such offices, that they have been duly authorized to act as Authorized Persons pursuant to the Participant Agreement by and among [Name of Authorized Participant], each of Bitwise 10 Crypto Index Fund and Bitwise Investment Advisers, LLC, dated [___________] (the “Participant Agreement”), and that their signatures set forth above are their own true and genuine signatures.

In Witness Whereof, the undersigned has hereby caused this Agreement to be executed on the date set forth below.

By:
Name:
Title:
Date: